UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2004

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169

(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio	44143

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
EXHIBIT-99 PRESS RELEASE

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 15, 2004, the Board of Directors of The Progressive Corporation (the “Company”) elected Patrick H. Nettles, Ph.D., to fill the current vacancy on the Company’s Board for the term ending on the date of the Company’s Annual Meeting of Shareholders in 2007. A copy of the Company’s press release announcing Dr. Nettles’ appointment is attached hereto as Exhibit 99.

There are no arrangements or understandings between Dr. Nettles and any other person pursuant to which Dr. Nettles was elected as a Director, other than the Company’s compensation arrangements and plans for non-employee Directors and the Company’s other policies and procedures which are generally applicable to Directors.

At the time of his election, Dr. Nettles was not appointed to any committee of the Board of Directors, and there is no current expectation as to which committee(s) Dr. Nettles might ultimately be appointed by the Board.

Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are not any currently proposed transactions, or series of similar transactions, in which Dr. Nettles had a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

See exhibit index on page 4.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 15, 2004

THE PROGRESSIVE CORPORATION

	By:	/s/ Jeffrey W. Basch

	Name:	Jeffrey W. Basch
	Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.
Under Reg.	Form 8-K
S-K Item	Exhibit
601	No.	Description

99	99	News Release dated October 15, 2004, announcing the election of Patrick H. Nettles, Ph.D., as a Director of The Progressive Corporation and 4th quarter 2004 Common Share dividend